Exhibit 99.1

Marwynn Holdings Signs Letter of Intent to Acquire Majority Stake in DJ Mex Corp.,
Expanding EcoLoopX Circular Supply-Chain Platform

IRVINE, CA – February 10, 2026 – Marwynn Holdings, Inc. (Nasdaq: MWYN) (“Marwynn” or the “Company”), a scalable supply-chain, technology, and circular-economy platform, today announced the signing of a non-binding Letter of Intent (“LOI”) to acquire a 51% equity interest in DJ Mex Corp. (“DJ Mex”), a U.S.-based company specializing in electronic-waste sourcing, logistics coordination, and recyclable materials trading.

The proposed transaction represents a strategic step toward expanding Marwynn’s EcoLoopX platform, a non-operational “E-Waste Reverse Supply Chain” service that includes sourcing, logistics coordination, trading facilitation, documentation management, and commercial operations related to electronic waste and recyclable materials, without engaging in any physical processing, dismantling, recycling, or hazardous operations.

Proposed Acquisition Highlights

The proposed acquisition is expected to:

●	Strengthen Marwynn’s circular-economy and recyclable-materials supply-chain network;

●	Expand sourcing and aggregation capabilities for electronic waste and recyclable materials;

●	Enhance logistics coordination and commercial trading facilitation;

●	Support cross-border supply-chain operations between the United States, Latin America, and Asia; and

●	Accelerate the growth of the Company’s EcoLoopX asset-light platform.

“Signing this LOI is an important milestone in the expansion of our EcoLoopX platform, which enhances Marwynn’s ability to reposition its portfolio toward higher-value, recurring-revenue activities,” said Yin Yan, Chief Executive Officer of Marwynn. “DJ Mex brings a strong operating foundation, experienced management team, and established commercial network, which will serve us well as we continue to grow our business and create long-term value.”

Jeff Yang, Chief Executive Officer of DJ Mex Corp., commented, “We are excited about the opportunity to partner with Marwynn, while becoming part of a Nasdaq-listed company. We expect this transaction to provide DJ Mex with additional resources, strategic support, and access to capital markets to accelerate our growth, while providing Marwynn with an expanded set of services for their customers.”

Transaction Overview

Key elements of the proposed transaction include:

●	A non-binding LOI, under which Marwynn would acquire 51% of the issued and outstanding equity interests of DJ Mex, subject to due diligence, successful negotiation of definitive agreements, and customary closing conditions. There can be no assurance that a definitive agreement will be executed, or that the transaction will be completed on the proposed terms or at all;

●	Upon completion, DJ Mex is expected to operate as a majority-owned subsidiary within Marwynn’s EcoLoopX platform;

●	Integration of DJ Mex into Marwynn’s existing EcoLoopX platform;

●	Continuation of DJ Mex’s existing management team and operations; and

●	Expansion of commercial and supply-chain collaboration.

About Marwynn Holdings, Inc.

Marwynn Holdings, Inc. is a Nasdaq-listed company focused on developing scalable platforms across supply-chain management, technology, and circular-economy sectors. Through its EcoLoopX platform, the Company aims to build an asset-light global network connecting sourcing, logistics, and commercial operations within the recyclable-materials and reverse supply-chain ecosystem. Learn more at https://www.marwynnholdings.com/.

About DJ Mex Corp.

DJ Mex Corp. is a U.S.-based company engaged in electronic-waste sourcing, logistics coordination, and recyclable-materials trading. The company provides supply-chain and commercial support services connecting upstream suppliers with licensed downstream processors, and maintains established relationships across North American and international markets.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements that are purely historical are forward looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees for future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, are: the ability to manage growth; ability to identify and integrate future acquisitions; the risk that a definitive agreement may not be executed or that the proposed transaction may not be completed to successfully acquire 51% of DJ Mex; and, if completed, that the transaction may not generate the anticipated synergies; ability to obtain additional financing in the future to fund capital expenditures; fluctuations in general economic and business conditions; costs or other factors adversely affecting the Company’s profitability; litigations; potential changes in the legislative and regulatory environment; a pandemic or epidemic; the possibility that the Company may not succeed in developing its new lines of businesses due to, among other things, changes in the business environment, competition, changes in regulation, or other economic and policy factors; and the possibility that the Company’s new lines of business may be adversely affected by other economic, business, and/or competitive factors. The forward-looking statements in this press release and the Company’s future results of operations are subject to additional risks and uncertainties set forth under the heading “Risk Factors” in documents filed by the Company with the Securities and Exchange Commission (“SEC”), including the Company’s latest annual report on Form 10-K, filed with the SEC on August 8, 2025, and as revised or updated in subsequent filings, including current reports on Form 8-K. The forward-looking statements are based on information available to the Company on the date hereof. In addition, such risks and uncertainties include the Company’s inability to predict or control bankruptcy proceedings and the uncertainties surrounding the ability to generate cash proceeds through the sale or other monetization of the Company’s assets. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

Investor Relations Contact:

PondelWilkinson Inc.

Judy Lin or Laurie Berman

310-279-5980

info@marwynnholdings.com

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